UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007 (April 30, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On February 2, 2007, Nationwide Financial Services, Inc. (NFS) entered into a stock purchase agreement with Nationwide Corporation to purchase the Philadelphia-based retail business of NWD Investment Management, Inc. (formerly Gartmore Global Investments, Inc.). Nationwide Corporation owns all of the outstanding Class B common stock of NFS, representing approximately 94.4% of the combined voting power of NFS.

The purchase price of the transaction was $240.2 million in cash, subject to an adjustment based on the final April 30, 2007 balance sheet. The price was agreed upon by the special committees of the board of directors of both companies. The special committee of the NFS board also relied on a fairness opinion from Credit Suisse, which served as the financial advisor to the special committee of the NFS board. The transaction closed on April 30, 2007.

NFS issued a press release on May 1, 2007 announcing the completion of this transaction.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1 Press release dated May 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: May 2, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer